UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
Claire’s Stores, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-148108	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 765-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On May 20, 2011, the Compensation Committee of Claire’s Stores, Inc. (the “Company”) approved amendments to the Claire’s Inc. Stock Incentive Plan (the “Incentive Plan”), the form of option grant letter and certain outstanding options (the “Outstanding Options”) held by various employees, including Eugene S. Kahn, Chief Executive Officer, James G. Conroy, President, Kenneth Wilson, President of Claire’s Europe and J. Per Brodin, Executive Vice President and Chief Financial Officer, the Company’s “named executive officers” (collectively, the “Plan Amendments”).
A copy of the Amended and Restated Stock Incentive Plan (the “Amended Incentive Plan”) and the form of amended option grant letter (the “Grant Letter”) are included as Exhibits to this Report and incorporated by reference herein.
Stock options granted under the Incentive Plan entitle the optionee to purchase shares of the common stock of Claire’s Inc. (“Parent”), the sole stockholder of the Company, and consist of Time Options, Performance Options and Stretch Performance Options. The terms of such options, as previously disclosed, are as follows. All options generally expire seven years after grant. Time Options become vested and exercisable in four equal installments based on the anniversary of the date of grant or the anniversary of a designated date, subject to acceleration in the event of a change in control (as defined in the Grant Letter). Performance Options and Stretch Performance Options provide that if on any “Measurement Date” (as defined in the Grant Letter), the “Value Per Share” (as defined in the Grant Letter) equals or exceeds the “Target Stock Price” or the “Stretch Stock Price,” as the case may be, then such options will vest (a “Stock Price Vesting Event”). The Target Stock Price means $10.00 compounded at an annual rate of 22.5% from May 29, 2007 to the Measurement Date, and the Stretch Stock Price means $10.00, compounded at an annual rate of 32% from May 29, 2007 to the Measurement Date. Prior to the Plan Amendments, upon a Stock Price Vesting Event, the options would have become exercisable in two equal annual installments on each of the first two anniversaries of the Measurement Date so long as the optionee remained employed, subject to acceleration in the event of a change in control or a specified liquidity event (the “Two-Year Employment Requirement”). Prior to the Plan Amendments, shares obtained upon the exercise of an option or by purchase would have not been generally transferable until one year following a Qualified IPO (as defined in the Incentive Plan).
The Plan Amendments (which will apply to Outstanding Options and, unless otherwise specified at the time of grant, any future option grants under the Amended Incentive Plan, and, where applicable, any shares held by employees):
•	eliminate the Two-Year Employment Requirement, with the result that vesting of a Performance Option or a Stretch Performance Option will occur in full immediately upon a Stock Price Vesting Event;

•	eliminate the restriction on transfers of shares obtained upon an option exercise or by purchase for one year following a Qualified IPO so that such restriction will now lapse upon a Qualified IPO (subject to transfer restrictions imposed by an underwriter or securities laws);

•	change the definition of “Qualified IPO” to mean a sale by Parent of shares in an initial underwritten (firm commitment) public offering registered under the Securities Act of 1933 resulting in the listing of the shares on a nationally recognized stock exchange, including, without limitation the Nasdaq Stock Market, that results in any cash proceeds to Parent;

•	provide that each optionee shall have the right, upon exercise of any option that occurs both while the optionee remains employed, and within the 90 day period prior to the outside expiration date of the option, to satisfy the exercise price and any withholding tax obligation triggered by such exercise by any combination of cash and/or shares (including both previously owned shares and shares otherwise to be delivered upon exercise of the option), unless at the time of exercise the optionee can effect a cashless exercise through a broker; and

•	add two additional vesting events applicable to Performance Options (and as described below, to certain Stretch Performance Options) prior to the end Parent’s fiscal 2012 year (the “2012 Vesting Events”): (i) the consummation of an initial public offering at a price at least equal to the Target IPO Price (as defined in the Amended Incentive Plan) and (ii) if during any four fiscal quarter period prior to or concurrent with the end of Parent’s fiscal 2012 year certain EBITDA-based performance targets set forth in the Grant Letter are achieved.
The Committee also approved an offer pursuant to the Amended Incentive Plan to certain employees to purchase a specified number of shares of the common stock of Parent at a price per share of $10.00 (the “Offer”). The Offer was made available to employees who had not previously accepted similar offers from Parent, including the following “named executive officers”:

Name:	Shares Offered

James G. Conroy	50,000
Kenneth Wilson	30,000
J. Per Brodin	25,000
Under the terms of the Offer, which supersedes any and all previous pending offers, each offeree has the opportunity to purchase up to such person’s specified number of shares of Parent and, in addition, to receive for each share purchased an option under the Amended Incentive Plan (a “BOGO Option”) to purchase an additional share at an exercise price of $10.00. Such BOGO Options will vest and become exercisable in two equal installments on the first and second anniversary of the grant date; provided that the employee is employed on such dates and provided further that such BOGO Options will become fully vested and exercisable in the event of a change of control. The BOGO Options will otherwise be subject to all terms and conditions of the Amended Incentive Plan.

The terms of the Offer also provide that the 2012 Vesting Events will apply to a portion of the Stretch Performance Options held by each offeree who holds Stretch Performance Options and who accepts the Offer to subscribe for shares of Parent. If the offeree purchases all of the shares subject to his or her Offer, all of such person’s Stretch Performance Options will be modified to be subject to the 2012 Vesting Events. If the offeree purchases less than all offered shares, then a ratable portion of the Stretch Performance Options will be so modified.
In addition, the Committee approved the application of the 2012 Vesting Events to all 477,440 Stretch Performance Options held by Eugene S. Kahn. Mr. Kahn had previously accepted in full an offer to purchase shares of Parent under terms similar to the Offer.
In addition, the Committee approved the grant of 25,000 Stretch Performance Options to J. Per Brodin, who was promoted to Executive Vice President in May 2010. Such options will be subject to the terms of the Offer respecting the applicability of the 2012 Vesting Events as described above.
In addition, under the terms of the Offer made to James G. Conroy, consistent with the terms of a similar offer made to him in connection with the commencement of his employment, any BOGO Options he receives upon acceptance of the Offer will vest immediately rather than over a two-year period.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1	Claire’s Inc. Amended and Restated Stock Incentive Plan

Exhibit 10.2	Form of Option Grant Letter under Claire’s Inc. Amended and Restated Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.
Date: May 20, 2011	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer

Exhibit Index

Exhibit 10.1	Claire’s Inc. Amended and Restated Stock Incentive Plan

Exhibit 10.2	Form of Option Grant Letter under Claire’s Inc. Amended and Restated Stock Incentive Plan